Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 125 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Fidelity International Fund and Strategic Advisers Small-Mid Cap Fund of our reports dated April 11, 2024; Strategic Advisers Emerging Markets Fund of our report dated April 12, 2024; Strategic Advisers International Fund of our report dated April 15, 2024; Strategic Advisers Core Income Fund and Strategic Advisers Income Opportunities Fund of our reports dated April 16, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended February 29, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 19, 2024